Exhibit 21.1

		Percent of Capital Stock/Equity Units Owned/Voted by Steel Dynamics, Inc.	Percent of Capital Stock/Equity Units Owned/Voted by Steel Dynamics Subsidiary	Percent of Capital Stock/Equity Units Owned/Voted by OmniSource Corporation	Percent of Capital Stock/Equity Units Owned/Voted by OmniSource Subsidiary
	Dynamic Aviation, LLC	100%	—	—	—
*	New Millennium Building Systems, LLC	100%	—	—	—
*	OmniSource Corporation	100%	—	—	—
*	OmniSource Transport, LLC	—	—	100%	—
*	OmniSource Indianapolis, LLC	—	—	100%	—
*	Capitol City Metals, LLC(1)	—	—	—	100%
	Cumberland Recycling Group, LLC(1)	—	—	—	50%
*	OmniSource Athens Division, LLC	—	—	100%	—
*	Michigan Properties Ecorse, LLC	—	—	100%	—
*	Recovery Technologies, LLC	—	—	100%	—
*	Lucky Strike Metals, LLC	—	—	100%	—
	Speedbird Aviation, LLC	—	—	100%	—
*	Auburn Investment Company, LLC	—	—	100%	—
*	Scientific Recycling Group, LLC	—	—	100%	—
*	Superior Aluminum Alloys, LLC	—	—	100%	—
*	OmniSource, LLC	—	—	100%	—
*	OmniSource Mexico, LLC	—	—	100%	—
	OmniSource Mexico S.de R.I. de C.V.(2)	—	—	—	100%
*	Global Shredding Technologies, Ltd., LLC	—	—	100%	—
*	Industrial Scrap, LLC	—	—	100%	—
*	Industrial Scrap Corporation	—	—	100%	—
	Industrial Scrap Consulting, LLC	—	—	50%	—
	OmniSource/Mervis LLC	—	—	50%	—
*	Admetco, Inc.	—	—	100%	—
*	Jackson Iron & Metal Company, Inc.	—	—	100%	—
*	OmniSource Bay City, LLC(3)	—	—	—	100%
*	OmniSource Southeast, LLC	—	—	100%	—
*	Atlantic Scrap & Processing – Wilmington, LLC(4)	—	—	—	100%
*	Carolinas Recycling Group, LLC(4)	—	—	—	100%
*	Cohen & Green Salvage Co., Inc. (4)	—	—	—	100%
*	Lumberton Recycling Company, Inc. (4)	—	—	—	100%
*	Raeford Salvage Company, Inc. (4)	—	—	—	100%
	Second Pass, LLC(4)	—	—	—	50%
	SDI Sub, LLC	—	—	100%	—
	Paragon Steel Enterprises, LLC	50%	—	—	—
*	Roanoke Electric Steel Corporation	100%	—	—	—
*	New Millennium Building Systems, Inc.	—	100%	—	—
*	SOCAR of Ohio, Inc. (5)	—	100%	—	—

		Percent of Capital Stock/Equity Units Owned/Voted by Steel Dynamics,Inc.	Percent of Capital Stock/Equity Units Owned/Voted by Steel Dynamics Subsidiary	Percent of Capital Stock/Equity Units Owned/Voted by OmniSource Corporation	Percent of Capital Stock/Equity Units Owned/Voted by OmniSource Subsidiary
*	John W. Hancock, Jr. LLC	—	100%	—	—
*	Steel of West Virginia, Inc.	—	100%	—	—
*	Marshall Steel, Inc. (6)	—	100%	—	—
*	SWVA, Inc. (6)	—	100%	—	—
*	Steel Ventures, Inc. (6)	—	100%	—	—
*	SDI Investment Company	100%	—	—	—
*	Shredded Products II, LLC	100%	—	—	—
*	Steel Dynamics Sales North America, Inc.	100%	—	—	—
	STLD Holdings, Inc.	100%	—	—	—
	Ferrous Resources, LLC	—	100%	—	—
	Mesabi Nugget Delaware, LLC(7)	—	81%	—	—
	Dynamics Composites, LLC	—	84%	—	—
	Indiana Nugget, LLC	—	100%	—	—
	Mesabi Mining, LLC	—	100%	—	—
	Resource Ventures, LLC	—	90%	—	—
	Resource Ventures II, LLC	—	64%	—	—
	OmniSource Holdings, LLC	—	100%	—	—
	Dynamic Holdings, LLC	—	100%	—	—
	OmniSource Scrap Metals Management of Mexico, S.de R.L. de C.V.(8)	—	100%	—	—
*	The Techs Industries, Inc.	100%	—	—	—

* Subsidiary Guarantors

(1) Owned by OmniSource Indianapolis, LLC, a subsidiary of OmniSource Corporation

(2) Owned by OmniSource Mexico, LLC, a subsidiary of OmniSource Corporation and OmniSource, LLC, a subsidiary of OmniSource Corporation

(3) Owned by Jackson Iron & Metal Company, Inc., a subsidiary of OmniSource Corporation

(4) Owned by OmniSource Southeast, LLC, a subsidiary of OmniSource Corporation

(5) Owned by New Millennium Building Systems, Inc., a subsidiary of Roanoke Electric Steel Corporation

(6) Owned by Steel of West Virginia, Inc., a subsidiary of Roanoke Electric Steel Corporation

(7) Owned by Ferrous Resources, LLC a subsidiary of STLD Holdings, Inc.

(8) Owned (99%) by OmniSource Holdings, LLC, a subsidiary of STLD Holdings, Inc. and (1%) by Dynamic Holdings, LLC, a subsidiary of STLD Holdings, Inc.